Exhibit 10.3

[FORM OF NEO PERFORMANCE AWARD AGREEMENT]

3000 John Deere Road, Toano, VA 23168

Phone: (757) 259-4280* Fax (757) 259-7293

[Date]

[Name]

[Street]

[City, State]

RE: Employee Performance-Based Restricted Stock Award Agreement

Dear [Name]:

Lumber Liquidators Holdings, Inc. (the “Company”) has designated you to be a recipient of restricted shares of the common stock of the Company, par value $.001 per share (“Stock”), subject to the performance and employment-based vesting restrictions and other terms set forth in this Award Agreement and in the Lumber Liquidators Holdings, Inc. 2011 Equity Compensation Plan, as amended (the “Plan”).

The grant of these restricted shares of Stock is made pursuant to the Plan. The Plan is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The terms of the Plan are incorporated into this Award Agreement and in the case of any conflict between the Plan and this Award Agreement, the terms of the Plan shall control. A copy of the Plan will be provided to you upon request.

1.            Grant. In consideration of your agreements contained in this Award Agreement, the Company hereby grants to you ______ shares [Target Number of Shares] of Company Stock (the “Restricted Stock”) as of __________________ (the “Grant Date”). The Restricted Stock is subject to the vesting restrictions set forth in Section 2 below. Until the vesting restrictions have lapsed, the Restricted Stock is forfeitable and nontransferable.

2.            Vesting. The grant of the Restricted Stock is subject to the following terms and conditions:

(a)           Except as otherwise set forth herein, the Restricted Stock shall be considered performance-based (“Performance-Based”) and shall become eligible to become vested with respect to that number of shares of Performance-Based Restricted Stock subject to this Award Agreement that correlates to the performance objectives achieved for the two-year performance period beginning January 1, 2018 and ending December 31, 2019 (the “Performance Period”) set forth on the attached Exhibit A, as determined by the Committee in its sole discretion.

(b)           The shares of Performance-Based Restricted Stock that are eligible to become vested based on the Committee’s determination of the performance objectives set forth on Exhibit A achieved for the Performance Period (as described in Section 2(a) above) shall then become vested as to (i) fifty percent (50%) (rounded down to the nearest whole share) of the shares of Performance-Based Restricted Stock that are then eligible to become vested, as of such day after the Performance Period ends (which shall be no later than March 15, 2020) on which the Committee certifies in writing the performance objectives achieved for the Performance Period and the number of shares of Performance-Based Restricted Stock that are then eligible to become vested and (ii) the remaining number of shares of Performance-Based Restricted Stock that are then eligible to become vested, as of December 31, 2020, subject to your continued employment with the Company (or any Related Company) through the applicable vesting date. Notwithstanding the foregoing, none of the shares of Performance-Based Restricted Stock shall become eligible to become vested if the performance objectives for the Performance Period set forth on Exhibit A are not achieved at or above the designated levels set forth therein.

(c)           Upon a Change in Control before the end of the Performance Period, the shares of Performance-Based Restricted Stock subject to this Award Agreement shall become eligible to vest with respect to that number of shares of Performance-Based Restricted Stock that equals the number of shares of Performance-Based Restricted Stock that are eligible to vest at the one hundred percent (100%) target threshold. In the event no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with a Change in Control of the shares of Performance-Based Restricted Stock, then, contemporaneously with the Change in Control, the shares of Performance-Based Restricted Stock shall become vested with respect to that number of shares of Performance-Based Restricted Stock that are eligible to vest at the time of the Change in Control, to the extent not vested previously, subject to your continued employment with the Company (or any Related Company) until the date of the Change in Control. If provision is made for the continuance, assumption or substitution by the Company or its successor in connection with the Change in Control of the shares of Performance-Based Restricted Stock, then the shares of Performance-Based Restricted Stock shall become vested, to the extent not vested previously, contemporaneously with the termination of your employment with the Company (or any Related Company) if your employment is terminated by you for Good Reason or is terminated by the Company (or any Related Company) and such termination is not a Termination for Cause, in each case on or after the Change in Control. “Good Reason” and “Termination for Cause” are defined in Section 17 of this Award Agreement.

(d)           If you die or become Disabled (as determined by the Committee) while you are employed by the Company (or any Related Company) and your employment with the Company (or any Related Company) is terminated as a result of such death or Disability prior to the end of the Performance Period (or, if earlier, a Change in Control), the shares of Performance-Based Restricted Stock shall remain outstanding until the end of the Performance Period (or, if earlier, until a Change in Control occurs) and shall become eligible to vest as if you had remained employed with the Company (or any Related Company) until the end of the Performance Period (or, if earlier, a Change in Control), and shall then become vested, at the time such shares of Performance-Based Restricted Stock would have become vested had you continued employment with the Company (or any Related Entity) until the end of the Performance Period (or, if earlier, a Change in Control), equal to the total number of shares of Performance-Based Restricted Stock that are then eligible to vest multiplied by a fraction (but not to exceed one (1)), the numerator of which is the number of full months elapsed from the Grant Date until the date of your death or Disability, and the denominator of which is the number of months between the Grant Date and the final vesting date applicable to the shares of Performance-Based Restricted Stock (which final vesting date will be the date of the Change in Control if no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with the Change in Control of the shares of Performance-Based Restricted Stock). If you die or become Disabled (as determined by the Committee) while you are employed by the Company (or any Related Company), and your employment with the Company (or any Related Company) is terminated as a result of such death or Disability after the end of the Performance Period (or, if earlier, after a Change in Control), the total number of shares of Performance-Based Restricted Stock that are then eligible to become vested shall become vested (including for this purpose any shares in which you are already vested under this Award Agreement) equal to the total number of shares of Performance-Based Restricted Stock that are then eligible to vest (plus any shares in which you are already vested) multiplied by a fraction (not to exceed one (1)), the numerator of which is the number of full months elapsed from the Grant Date until the date of your death or Disability, and the denominator of which is the number of months between the Grant Date and the final vesting date applicable to the shares of Performance-Based Restricted Stock (which final vesting date will be the date of the Change in Control if no provision is made for the continuance, assumption or substitution by the Company or its successor in connection with the Change in Control of the shares of Performance-Based Restricted Stock).

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(e)           Except as otherwise set forth above, you must be employed by the Company (or any Related Company) on the relevant date for any Performance-Based Restricted Stock to vest. If your employment with the Company (or any Related Company) terminates for any reason other than your death or Disability, any rights you may have under this Award Agreement with regard to unvested shares of Performance-Based Restricted Stock shall be null and void. Any rights you may have under this Award Agreement with regard to unvested shares of Performance-Based Restricted Stock shall be forfeited and become null and void at the earliest time at which the shares of Performance-Based Restricted Stock may no longer become vested pursuant to the terms hereof.

3.            Dividends. During the period beginning with the Grant Date and ending with the Vesting Date or the earlier forfeiture of your Performance-Based Restricted Stock, (a) dividends or other distributions paid in shares of Stock shall be subject to the same restrictions as set forth in Section 2 above, and (b) dividends or other distributions paid in cash shall be accumulated and paid to you with respect to all of the Performance-Based Restricted Stock granted to you pursuant to Section 1 of this Award Agreement, if and only if, and within thirty (30) days after the time, the shares of Performance-Based Restricted Stock to which the dividends or other distributions relate become vested. You will not be entitled to receive, and you will forfeit any rights to, any dividends and other distributions that relate to shares of Performance-Based Restricted Stock that do not become vested.

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4.            Forfeiture and Repayment Provision. If the Committee determines, in its sole discretion, that you have, at any time, willfully engaged in conduct that is harmful to the Company (or any Related Company), the Committee may declare that all or a portion of this Performance-Based Restricted Stock award is immediately forfeited. If the Committee determines, in its sole discretion, that you have willfully engaged in conduct that is harmful to the Company (or any Related Company), you shall repay to the Company all or any vested shares of Company Stock owned by you as a result of this Award Agreement or all or any of the amount realized as a result of the sale of Company Stock awarded to you under this Award Agreement, to the extent required by the Committee. Repayment or forfeiture required under this Section shall be enforced by the Board or its delegate, in the manner the Board or its delegate determines to be appropriate. Your acceptance of the Performance-Based Restricted Stock reflected in this Award Agreement constitutes acceptance of the forfeiture and repayment provisions of this Section.

5.            Cancellation of Restricted Stock. To facilitate the cancellation of any Performance-Based Restricted Stock pursuant to Section 2 above, you hereby appoint the Corporate Secretary of the Company as your attorney in fact, with full power of substitution, and authorize him or her, upon the occurrence of a forfeiture pursuant to Section 2 above, to notify the Company’s registrar and transfer agent of the forfeiture of such shares and, if necessary, to deliver to the registrar and transfer agent the certificate representing such shares together with instructions to cancel the shares forfeited. The registrar and transfer agent shall be entitled to rely upon any notices and instructions delivered by your attorney in fact concerning a forfeiture under the terms of this Award Agreement.

6.            Custody of Certificates. At the option of the Company, custody of stock certificates evidencing the Performance-Based Restricted Stock shall be retained by the Company or held in uncertificated form.

7.            Rights as a Shareholder. Subject to the provisions of this Award Agreement, you generally will have all of the rights of a holder of Company Stock with respect to all of the Performance-Based Restricted Stock granted to you pursuant to Section 1 of this Award Agreement from and after the Grant Date until the shares either vest or are forfeited, including the right to vote such shares and to receive dividends and other distributions paid thereon in accordance with the provisions of Section 3.

8.             Transfer Restrictions. You may not sell, assign, transfer, pledge, hypothecate or encumber the Performance-Based Restricted Stock awarded to you under this Award Agreement prior to the time such Performance-Based Restricted Stock becomes fully vested in accordance with this Award Agreement.

9.            Fractional Shares. A fractional share of Company Stock will not be issued and any fractional shares may be disregarded by the Company.

10.          Adjustments. If the number of outstanding shares of Company Stock is increased or decreased as a result of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, or other change in the Company’s capitalization without the receipt of consideration by the Company, the number and kind of your unvested Performance-Based Restricted Stock shall be proportionately adjusted by the Committee, whose determination shall be binding.

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11.          Notices. Any notice to be given to the Company under the terms of this Award Agreement shall be addressed to the Corporate Secretary at Lumber Liquidators Holdings, Inc., 3000 John Deere Road, Toano, Virginia 23168. Any notice to be given to you shall be addressed to you at the address set forth above or your last known address at the time notice is sent. Notices shall be deemed to have been duly given if mailed first class, postage prepaid, addressed as above.

12.          Applicable Withholding Taxes. No Performance-Based Restricted Stock shall become nonforfeitable or transferable by you until you have paid to the Company the amount that must be withheld under federal, state and local income and employment tax laws or you and the Company have made satisfactory arrangements for the payment of such taxes.

13.          Applicable Securities Laws. You may be required to execute a customary written indication of your investment intent and such other agreements the Company deems necessary or appropriate to comply with applicable securities laws. The Company may delay delivery of the Performance-Based Restricted Stock until you have executed such indication or agreements.

14.          Acceptance of Performance-Based Restricted Stock. By signing this Award Agreement, you indicate your acceptance of the Performance-Based Restricted Stock and your agreement to the terms and conditions set forth in this Award Agreement which, together with the terms of the Plan, shall become the Company’s Performance-Based Restricted Stock Award Agreement with you. You also hereby acknowledge that a copy of the Plan has been made available and agree to all of the terms and conditions of the Plan, as it may be amended from time to time. Unless the Company otherwise agrees in writing, the Performance-Based Restricted Stock granted under this Award Agreement will not become vested if you do not accept this Award Agreement within thirty days of the Grant Date.

15.          Clawback. This Performance-Based Restricted Stock is subject to such clawback as may be determined under the Company’s Clawback Policy (as such Clawback Policy is in effect from time to time) or as may be required by any applicable law, government regulation or stock exchange listing requirement. Your acceptance of the Performance-Based Restricted Stock reflected in this Award Agreement constitutes acceptance of the clawback provisions described in this Section 15.

This Section 15 is intended to comply with Section 954 of Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all regulations and rulemaking thereunder and should be interpreted accordingly.

16.          Binding Effect. This Award Agreement shall be binding upon and inure to the benefit of your legatees, distributees, and personal representatives and the successors of the Company (or any Related Company). Any references herein to the Company (or any Related Company) shall include any successor company to either.

17.          Definitions. For purposes of this Award Agreement:

(a)          “Good Reason” shall have the same meaning as under any employment, severance or change in control agreement between you and the Company (or any Related Company), or if no such employment or severance agreement exists or such agreement does not contain any such definition, “Good Reason” shall mean (i) failure to pay or provide, or a material reduction in, your base salary or target bonus, or (ii) a material reduction in your responsibilities within the Company (or any Related Company).

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(b)          “Termination for Cause” shall mean termination of your employment for “Cause” as defined under any employment, severance or change in control agreement between you and the Company (or any Related Company) or, if no such agreement exists or such agreement does not contain any such definition, “Cause” shall mean your (i) personal dishonesty, (ii) fraud, (iii) willful or repeated misconduct, (iv) gross negligence, (v) breach of a fiduciary duty to the Company (or any Related Company), (vi) intentional failure to perform your duties, (vii) material violation of Company (or any Related Company) policy, (viii) unsatisfactory performance of your job duties; provided, however, that in such instances where the Company (or any Related Company), at its sole discretion, deems such unsatisfactory performance curable, the Company (or any Related Company) shall give such notice and opportunity to cure as the Company (or any Related Company) deems reasonable, (ix) material noncompliance with financial reporting requirements under federal securities laws, (x) conviction of or plea of guilty or “no contest” to a felony or crime of moral turpitude under the laws of the United States or any state thereof, and/or (xi) action or inaction that materially diminishes or impairs the goodwill or reputation of the Company (or any Related Company).

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Performance-Based Restricted Stock Award Agreement to be signed, as of this ____ date of ___________________, 2018.

LUMBER LIQUIDATORS HOLDINGS, INC.

By:
Name:
Its:

Agreed and Accepted:

[Name of Grant Recipient]

[Date]

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LUMBER LIQUIDATORS HOLDINGS, INC.

EMPLOYEE PERFORMANCE-BASED

RESTRICTED STOCK AWARD AGREEMENT

Exhibit A

	Achievement Level Percentage
Performance Objectives (Weighting Percentage)	50%		100%		200%
[●] ([●]%)	$		$		$
[●] ([●]%)		%		%		%

The number of shares of Performance-Based Restricted Stock that will become eligible to become vested shall equal the number of shares of Performance-Based Restricted Stock subject to this Award Agreement multiplied by the Final Weighted Performance Percentage (rounded to the nearest whole share). The Final Weighted Performance Percentage shall be determined as follows: (A) determine [●] and [●] achieved for the Performance Period; (B) determine the Achievement Level Percentage in the chart above that correlates to [●] and [●] achieved for the Performance Period; if [●] and/or [●] falls between any of the identified Achievement Level Percentages in the chart above, then the Achievement Level Percentage for the applicable performance objective shall be determined by straight line interpolation between the two (rounded to the nearest hundredth of a percent) (for example, if [●] is $[●], then the Achievement Level Percentage for [●] will be [●]%); if [●] and/or [●] is less than the fifty percent (50%) Achievement Level Percentage, the Achievement Level Percentage for that performance objective shall be zero (0); if [●] and/or [●] exceeds the amount that would result in an Achievement Level Percentage of two hundred percent (200%), the Achievement Level Percentage for that performance objective shall be two hundred percent (200%); (C) multiply for each of [●] and [●] the Achievement Level Percentage determined under (B) by the Weighting Percentage in the chart above assigned to that performance objective; and (D) then calculate the sum of the products determined in (C) for each of the performance objectives; the resulting sum will be the Final Weighted Performance Percentage; in no event may the Final Weighted Performance Percentage exceed two hundred percent (200%).

Notwithstanding the foregoing, the Committee shall adjust the performance objectives as the Committee in its discretion may determine is appropriate in the event of unbudgeted acquisitions or divestitures or other extraordinary, unusual, infrequently occurring or non-recurring items in the business of Company or any Related Company, or their business units or products, or as otherwise set forth in the Plan, to fairly and equitable determine the shares of Performance–Based Restricted Stock that will become eligible to become vested in order to prevent any inappropriate enlargement or dilution of the Participant’s rights under this Agreement.